UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Washington Road, 8th Floor
Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
     On June 5, 2006, Linn Energy, LLC (the “Company”), Linn Operating, Inc., Linn Energy Holdings, LLC, Penn West Pipeline, LLC and Mid Atlantic Well Service, Inc. entered into a separation agreement and general release (the “Separation Agreement”) with Mr. Donald T. Robinson, Chief Accounting Officer of Linn Energy, LLC and an officer of certain of its affiliated entities in connection with Mr. Robinson’s resignation. Under the terms of the Separation Agreement, Mr. Robinson has agreed to resign with such resignation to be effective as of the date of the filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 and shall receive a severance payment of $65,000, less all applicable withholdings.
     Mr. Robinson has agreed to release the Company, its subsidiaries and their predecessors, successors, affiliates, shareholders, unitholders, directors, officers, employees and agents from all claims arising from the beginning of time to the date of the Separation Agreement, including but not limited to claims relating to Mr. Robinson’s employment relationship with the Company, termination of such relationship and his capacity as a unitholder of the Company.
     Additionally, Mr. Robinson has agreed to make himself available to the Company from time to time upon the mutual agreement of the Company and Mr. Robinson, for a period not to exceed one year, to provide consulting services to the Company at an hourly rate of $100 per hour.
     The full text of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Chief Accounting Officer
     Mr. Donald T. Robinson informed the Company on June 2, 2006 that he was resigning from his position as Chief Accounting Officer effective as of the date of the filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006.
Director
     On June 2, 2006, Mr. Toby R. Neugebauer, Chairman of the Board of Directors of the Company, resigned as its Chairman and Director. On June 5, 2006, the Company’s Nominating Committee nominated, and the Company’s Board of Directors appointed Michael C. Linn, the Chief Executive Officer, President and a Director of the Company, as the Chairman of the Board of Directors and appointed Alan S. Smith as a Director to fill the vacancy created by the resignation of Mr. Neugebauer. Mr. Neugebauer is a Managing Partner of Quantum Energy Partners and Mr. Smith is a Managing Director of Quantum Energy Partners.
     Please see Item 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-51719), filed May 31, 2006, which is incorporated herein by reference, for a description of certain relationships and transactions of the Company with Quantum Energy Partners.
     Also, on June 5, 2006, the Company announced the resignation of Mr. Robinson, the resignation of Mr. Neugebauer, the appointment of Mr. Linn as Chairman and the appointment of Mr. Smith to the Board of Directors of the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01 Other Events.
     On June 6, 2006, the Company will deliver a presentation at the RBC Capital Markets Energy Conference. The slides presented at the conference are being furnished as Exhibit 99.2 to this Current Report on Form 8-K, and the slide presentation will be available through the Company’s website located at www.linnenergy.com in the Investor Relations/Investor Presentations section for a period of 30 days. Management intends to use the investor presentation set forth in Exhibit 99.2 in other conferences and discussions with investors from time to time.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 10.1
Separation Agreement and General Release, dated as of June 5, 2006 between Linn Operating, Inc., Linn Energy, LLC, Linn Energy Holdings, LLC, Penn West Pipeline, LLC and Mid Atlantic Well Service, Inc. and Donald T. Robinson.

Exhibit 99.1	Press release dated June 5, 2006 of Linn Energy, LLC.
Exhibit 99.2	Investor Presentation, June 5, 2006, by Linn Energy, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC
Date: June 5, 2006	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1
Separation Agreement and General Release, dated as of June 5, 2006 between Linn Operating, Inc., Linn Energy, LLC, Linn Energy Holdings, LLC, Penn West Pipeline, LLC and Mid Atlantic Well Service, Inc. and Donald T. Robinson.

Exhibit 99.1	Press release dated June 5, 2006 of Linn Energy, LLC.
Exhibit 99.2	Investor Presentation, June 5, 2006, by Linn Energy, LLC.